As filed with the Securities and Exchange Commission on May 20, 2002

                                                      Registration No. 333-54844

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               CNB FINANCIAL CORP.
                               -------------------
             (Exact name of registrant as specified in its charter)

         New York                                      22-3203747
         --------                                      ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  24 Church Street, Canajoharie, New York 13317
               (Address of Principal Executive Offices) (Zip Code)

                        Central National Bank 401(k) Plan
                            (Full Title of the Plan)

                                Daryl R. Forsythe
          Chairman of the Board, President and Chief Executive Officer
                                NBT Bancorp Inc.
                 52 South Broad Street, Norwich, New York 13815
                                 (607) 337-2265
           (Name, address and telephone number of agent for service)

                                    Copy to:
                              Brian D. Alprin, Esq.
                             Laurence S. Lese, Esq.
                                Duane Morris LLP
                         1667 K Street, N.W., Suite 700
                             Washington, D.C. 20006
                                 (202) 776-7800

         Effective November 8, 2001, CNB Financial Corp., the Registrant and parent of Central National Bank, Canajoharie, merged with and into NBT Bancorp Inc., with NBT being the surviving corporation. The Central National Bank 401(k) Plan (the "Plan"), the subject of this registration statement, continued in effect until the close of business on December 31, 2001. Following completion of the merger on November 8, 2001, no additional shares of CNB common stock, theretofore issuable under the Plan, were any longer issuable under the Plan. On January 1, 2002, the Plan merged with and into the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan. The purpose for filing this post-effective amendment is to terminate the Registrant's Form S-8 registration under the Securities Act of 1933 and to deregister and withdraw from registration all shares of its common stock, par value $1.25 per share, that remain unissued pursuant to the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, State of New York, on the 20th day of May 2002.

                                                     NBT BANCORP INC.*


                                 By: /s/ Daryl R. Forsythe
                                     ---------------------
                                     Daryl R. Forsythe
                                     Chairman of the Board, President and Chief
                                        Executive Officer

                                    * As successor to CNB Financial Corp.
                                    following the November 8, 2001 merger of CNB
                                    Financial Corp. with and into NBT Bancorp
                                    Inc., NBT Bancorp Inc. is signing this
                                    registration statement as the Registrant.


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated.

Signature                           Title                                               Date
---------                           -----                                               ----
/s/ Daryl R. Forsythe               Chairman of the Board, President and                May 20, 2002
---------------------               Chief Executive Officer (Principal
Daryl R. Forsythe                   Executive Officer)

/s/ Michael J. Chewens              Senior Executive Vice President and                 May 20, 2002
----------------------              Chief Financial Officer (Principal
Michael J. Chewens                  Financial and Accounting Officer)

/s/ Richard Chojnowski              Director                                            May 20, 2002
----------------------
Richard Chojnowski

/s/ Gene E. Goldenziel              Director                                            May 20, 2002
----------------------
Gene E. Goldenziel

/s/ Peter B. Gregory                Director                                            May 20, 2002
-----------------------
Peter B. Gregory

/s/ William C. Gumble               Director                                            May 20, 2002
---------------------------
William C. Gumble

/s/ Paul D. Horger                  Director                                            May 20, 2002
------------------------
Paul D. Horger

/s/ Michael H. Hutcherson           Director                                            May 20, 2002
-------------------------
Michael H. Hutcherson

/s/ Janet H. Ingraham               Director                                            May 20, 2002
-----------------------
Janet H. Ingraham

/s/ Andrew S. Kowalczyk, Jr         Director                                            May 20, 2002
---------------------------
Andrew S. Kowalczyk, Jr.

/s/ John C. Mitchell                Director                                            May 20, 2002
------------------------
John C. Mitchell

/s/ Michael M. Murphy               Director                                            May 20, 2002
---------------------
Michael M. Murphy

/s/ Joseph G. Nasser                Director                                            May 20, 2002
-----------------------
Joseph G. Nasser

/s/ William L. Owens                Director                                            May 20, 2002
----------------------
William L. Owens

/s/ Van Ness D. Robinson            Director                                            May 20, 2002
------------------------
Van Ness D. Robinson

/s/ Joseph A. Santangelo            Director                                            May 20, 2002
------------------------
Joseph A. Santangelo

/s/ Paul O. Stillman                Director                                            May 20, 2002
------------------------
Paul O. Stillman
